GCP Applied Technologies Reports First Quarter 2019 Results

•	1Q19 Net sales down 9.6%; Net Sales Constant Currency Excluding Market Exits* down 0.9%

•	Gross margin up 150 bps to 36.4%

•	1Q19 Income from continuing operations attributable to GCP shareholders of $14.6 million, or 6.5% of net sales, compared to a loss of $13.8 million in 1Q18

•	Adjusted EBIT* of $12.0 million; Adjusted EBIT Margin* of 5.3%

•	1Q19 Diluted earnings per share from continuing operations of $0.20; Adjusted EPS* of $0.07 compared to $0.01 in 1Q18

•	Reaffirming full-year 2019 Adjusted EBIT and Adjusted EPS guidance

•	Updating full-year 2019 Net Sales Constant Currency and Adjusted Free Cash Flow* guidance

Cambridge, MA - May 8, 2019 - GCP Applied Technologies Inc. (NYSE: GCP) today announced first quarter 2019 results.

Total GCP Applied Technologies
($ Millions)

	1Q 2019	1Q 2018	% Change
Net sales	$226.1	$250.2	(9.6)%
Net Sales Constant Currency*	$234.3	$250.2	(6.4)%
Net Sales Constant Currency Excluding Market Exits*	$234.3	$236.4	(0.9)%
Gross margin	36.4%	34.9%	150 bps
Income (loss) from continuing operations attributable to GCP shareholders	$14.6	$(13.8)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	6.5%	(5.5)%	NM
Diluted EPS from continuing operations attributable to GCP shareholders	$0.20	$(0.19)	NM
Adjusted EPS*	$0.07	$0.01	NM
Adjusted EBIT*	$12.0	$13.2	(9.1)%
Adjusted EBIT Margin*	5.3%	5.3%	—
Adjusted EBITDA*	$22.1	$23.4	(5.6)%
Adjusted EBITDA Margin*	9.8%	9.4%	40 bps

Gregory E. Poling, GCP’s Chief Executive Officer, said, "In the first quarter, we made significant progress reducing our operating expenses and improving our gross margin despite a slower start to the construction season. Our gross margin expanded due to our focus on core geographies in Specialty Construction Chemicals, higher price and increased VERIFI® sales. We expect to build on these improvements through the remainder of the year as our volumes increase with typical seasonal demand.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Poling continued, “We continue to focus on implementing our key growth programs, repositioning our business, and delivering value to our customers. As previously announced, our Board of Directors and management team are continuing to evaluate strategic, financial and operational alternatives to maximize value for our shareholders."

First Quarter 2019:

•
Net sales decreased $24.1 million, or 9.6%, primarily due to the impact of planned exits from unprofitable geographic markets of $13.8 million and unfavorable foreign currency translation of $8.2 million. Poor weather and distributor inventory destocking also contributed. Net Sales Constant Currency Excluding Market Exits* decreased 0.9%.

•
Gross margin increased 150 basis points to 36.4% primarily due to improvement in SCC's gross margin as higher prices and the favorable impact of exiting unprofitable geographic markets more than offset inflation.

•
Income from continuing operations attributable to GCP shareholders was $14.6 million, or 6.5% of net sales, compared to a loss from continuing operations of $13.8 million for the prior-year quarter. The change was primarily due to an income tax benefit recognized during the first quarter, lower interest expense due to our debt refinancing and a decrease in selling, general and administrative expenses as a result of our restructuring initiatives.

•	Adjusted EBIT* of $12.0 million decreased 9.1%. Adjusted EBIT Margin* was unchanged at 5.3% as a decline in net sales was offset by increased gross margin and lower operating expenses.

•	Adjusted EBITDA* decreased 5.6% to $22.1 million and Adjusted EBITDA Margin* increased 40 basis points to 9.8%.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

First Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	1Q 2019	1Q 2018	% Change
Net sales	$131.7	$147.0	(10.4)%
Net Sales Constant Currency*	$137.7	$147.0	(6.3)%
Net Sales Constant Currency Excluding Market Exits*	$137.7	$133.2	3.4%
Gross margin	33.6%	31.3%	230 bps
Segment operating income	$7.9	$5.9	33.9%
Segment operating margin	6.0%	4.0%	200 bps

•
Net sales decreased 10.4% as a result of strategic exits from unprofitable geographic markets and lower volumes in North America primarily due to poor weather, partially offset by higher VERIFI® sales. Net Sales Constant Currency Excluding Market Exits* increased 3.4%.

•
Gross margin increased 230 basis points to 33.6% due to higher prices and the favorable impact of exiting unprofitable geographic markets, which more than offset raw material inflation and increased logistics costs.

•	Segment operating margin increased 200 basis points primarily due to higher gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	1Q 2019	1Q 2018	% Change
Net sales	$94.4	$103.2	(8.5)%
Net Sales Constant Currency*	$96.6	$103.2	(6.4)%
Gross margin	40.5%	40.6%	(10) bps
Segment operating income	$15.9	$18.1	(12.2)%
Segment operating margin	16.8%	17.5%	(70) bps

•
Net sales decreased 8.5% primarily due to lower volumes as a result of a slower start to the construction season and distributor inventory destocking in our Residential underlayment business, partially offset by growth in Asia Pacific.

•	Gross margin of 40.5% remained consistent with the prior-year quarter as improved pricing was offset by unfavorable product mix and higher raw material costs.

•	Segment operating margin of 16.8% decreased 70 basis points primarily due to lower sales volumes.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

2019 Restructuring and Repositioning Plan (the "2019 Plan")
On February 22, 2019, GCP's Board of Directors approved a business restructuring and repositioning plan (the “2019 Plan”). The 2019 Plan is focused on GCP’s global supply chain strategy, processes and execution, including its manufacturing, purchasing, logistics, and warehousing operations. The plan also addresses GCP’s service delivery model primarily in North America to streamline the Company’s pursuit of combined admixture and VERIFI® opportunities.
The Company expects to incur total pre-tax costs in connection with the 2019 Plan of approximately $15 million to $20 million, of which approximately $5 million to $8 million represent restructuring costs and approximately $10 million to $12 million represent repositioning costs. In addition, the Company expects to incur $2 million of capital expenditures associated with the program. During the three months ended March 31, 2019, GCP incurred repositioning expenses of $2.0 million related to the 2019 Plan.
The Company expects to realize total annualized pre-tax cost savings associated with the 2019 Plan of approximately $22 million to $28 million in 2020. Substantially all of the activities under the 2019 Plan are expected to be completed by the end of 2020.

The 2019 Plan is separate and in addition to the 2018 Restructuring and Repositioning Plan ("2018 Plan") that was approved by the Board of Directors on August 1, 2018. Each plan is designed to reduce GCP's complexity and create a more efficient and effective organization. The 2018 Plan is expected to generate approximately $25 million of annualized pre-tax cost savings in 2019. The Company is on track to achieve the cost savings targets of the 2019 Plan.

Interest Expense and Related Financing Costs
Interest expense and related financing costs were $5.9 million for the first quarter of 2019 compared to $13.8 million for the prior-year quarter. The decrease was primarily due to lower interest expense as a result of the debt refinancing transactions discussed below.

Debt Refinancing Transactions
On April 10, 2018, GCP announced the issuance of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2026, an amendment to the Company's Credit Agreement that, among other things, increased the aggregate principal amount of revolving commitments available to $350.0 million, and the redemption of $525.0 million outstanding aggregate principal amount of its 9.5% Senior Notes due 2023.

Income Taxes
Income tax benefit attributable to continuing operations during the first quarter was $16.4 million compared with income tax expense of $13.5 million for the prior-year quarter. The difference between the provision for income taxes at the U.S. federal income tax rate of 21.0% and the Company's overall income tax rate for the first quarter was primarily attributable to the finalization of Transition Tax regulations issued in January 2019, resulting in a tax benefit from the release of an uncertain tax position in the amount of $20.2 million. The difference between the provision for income taxes at the U.S. federal income tax rate of 21.0% and GCP's overall income tax rate for the prior-year quarter was primarily due to changes in estimates related to the impact of the 2017 Tax Act in the amount of $12.5 million.

Full-Year 2019 Outlook

Guidance	Prior	Current
Net Sales Constant Currency(1)*	Approximately equal to 2018 results	Down approximately 2%
Adjusted EBIT(2)*	Growth of 7% to 14%	Growth of 7% to 14%
Adjusted EPS(2)(3)(4)*	$1.03 to $1.14	$1.03 to $1.14
Adjusted Free Cash Flow(2)*	$55 million to $70 million	$50 million to $70 million

1Assumes prior-year monthly FX rates carried forward into the guidance period.
2Assumes March 31, 2019 FX rates carried forward into the guidance period.

3Includes adjusted tax rate of 27% to 29%.
4Assumes 73 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its first quarter 2019 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (800) 239-9838 in the U.S. or +1 (786) 789-4797 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until May 15, 2019. To listen to the playback, please dial (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 4201404. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Net Sales Constant Currency Excluding Market Exits, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about GCP’s review of strategic alternatives and statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2019	2018
Net sales	$226.1	$250.2
Cost of goods sold	143.9	162.7
Gross profit	82.2	87.5
Selling, general and administrative expenses	69.0	74.9
Research and development expenses	4.7	4.9
Interest expense and related financing costs	5.9	13.8
Repositioning expenses	5.4	0.9
Restructuring expenses and asset impairments	0.6	(0.5)
Other income, net	(1.8)	(6.3)
Total costs and expenses	83.8	87.7
Loss from continuing operations before income taxes	(1.6)	(0.2)
Benefit from (provision for) income taxes	16.4	(13.5)
Income (loss) from continuing operations	14.8	(13.7)
Income from discontinued operations, net of income taxes	6.8	7.2
Net income (loss)	21.6	(6.5)
Less: Net income attributable to noncontrolling interests	(0.2)	(0.1)
Net income (loss) attributable to GCP shareholders	$21.4	$(6.6)
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	14.6	(13.8)
Income from discontinued operations, net of income taxes	6.8	7.2
Net income (loss) attributable to GCP shareholders	$21.4	$(6.6)
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.20	$(0.19)
Income from discontinued operations, net of income taxes	$0.09	$0.10
Net income (loss) attributable to GCP shareholders(1)	$0.30	$(0.09)
Weighted average number of basic shares	72.3	71.9
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.20	$(0.19)
Income from discontinued operations, net of income taxes	$0.09	$0.10
Net income (loss) attributable to GCP shareholders	$0.29	$(0.09)
Weighted average number of diluted shares	72.8	71.9
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to the periods during which GCP generated net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$298.6	$326.1
Trade accounts receivable (including allowances of $5.7 million and $5.8 million, respectively)	172.3	198.6
Inventories, net	125.7	110.5
Other current assets	47.1	44.6
Current assets held for sale	—	3.4
Total Current Assets	643.7	683.2
Properties and equipment, net	228.4	225.1
Operating lease right-of-use assets	38.9	—
Goodwill	209.0	207.9
Technology and other intangible assets, net	87.3	89.0
Deferred income taxes	28.5	25.5
Overfunded defined benefit pension plans	22.9	22.5
Other assets	29.3	28.0
Non-current assets held for sale	0.5	0.7
Total Assets	$1,288.5	$1,281.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$10.5	$10.6
Operating lease obligations payable within one year	9.6	—
Accounts payable	113.7	121.4
Other current liabilities	110.3	145.5
Total Current Liabilities	244.1	277.5
Debt payable after one year	346.1	346.1
Income taxes payable	41.1	37.7
Deferred income taxes	12.5	12.4
Operating lease obligations	29.3	—
Unrecognized tax benefits	42.9	62.8
Underfunded and unfunded defined benefit pension plans	49.0	48.1
Other liabilities	15.5	15.5
Non-current liabilities held for sale	—	0.4
Total Liabilities	780.5	800.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; authorized: 10,000,000 and 0 shares, respectively; no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,541,912 and 72,176,324, respectively	0.7	0.7
Paid-in capital	44.6	39.6
Accumulated earnings	585.3	563.9
Accumulated other comprehensive loss	(116.8)	(120.0)
Treasury stock	(8.0)	(4.8)
Total GCP's Shareholders' Equity	505.8	479.4
Noncontrolling interests	2.2	2.0
Total Stockholders' Equity	508.0	481.4
Total Liabilities and Stockholders' Equity	$1,288.5	$1,281.9

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$21.6	$(6.5)
Less: Income from discontinued operations	6.8	7.2
Income (loss) from continuing operations	14.8	(13.7)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	10.1	10.2
Amortization of debt discount and financing costs	0.4	0.5
Stock-based compensation expense	1.9	1.9
Unrealized loss on foreign currency	0.5	—
Deferred income taxes	(17.3)	9.5
Gain on disposal of property and equipment	(0.1)	(1.2)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	25.2	25.7
Inventories	(14.9)	(7.3)
Accounts payable	(5.0)	(0.9)
Pension assets and liabilities, net	1.1	(1.7)
Other assets and liabilities, net	(21.8)	(31.5)
Net cash used in operating activities from continuing operations	(5.1)	(8.5)
Net cash used in operating activities from discontinued operations	(9.6)	(109.4)
Net cash used in operating activities	(14.7)	(117.9)
INVESTING ACTIVITIES
Capital expenditures	(13.0)	(14.4)
Other investing activities	0.4	(3.2)
Net cash used in investing activities from continuing operations	(12.6)	(17.6)
Net cash used in investing activities from discontinued operations	(0.4)	(0.2)
Net cash used in investing activities	(13.0)	(17.8)
FINANCING ACTIVITIES
Borrowings under credit arrangements	—	1.3
Repayments under credit arrangements	(0.1)	(3.1)
Payments on finance lease obligations	(0.2)	—
Payments of tax withholding obligations related to employee equity awards	(3.2)	(0.7)
Proceeds from exercise of stock options	3.3	3.5
Other financing activities	—	(0.2)
Net cash (used in) provided by financing activities from continuing operations	(0.2)	0.8
Effect of currency exchange rate changes on cash and cash equivalents	0.4	6.3
Decrease in cash and cash equivalents	(27.5)	(128.6)
Cash and cash equivalents, beginning of period	326.1	721.5
Cash and cash equivalents, end of period	$298.6	$592.9
Supplemental disclosure of non-cash financing activities:
Deferred financing costs included in accrued expenses	$—	$7.6

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended March 31, 2019 and 2018. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, since these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Net Sales Constant Currency (a non-GAAP financial measure) is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Net Sales Constant Currency Excluding Market Exits (a non-GAAP financial measure) is defined as Net Sales Constant Currency less the impact on net sales resulting from the exit of non-profitable geographic markets associated with the 2018 Plan.
Adjusted EBIT (a non-GAAP financial measure) is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring expenses, repositioning and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; and (xii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure) is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) certain other items that are not representative of underlying trends; and (xi) certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.
Adjusted Gross Profit (a non-GAAP financial measure) is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; and (iii) amortization of acquired inventory fair value adjustment. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
Adjusted Free Cash Flow (a non-GAAP financial measure) is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, net of related cash taxes; (ii) capital expenditures related to repositioning; (iii) accelerated payments under defined benefit pension arrangements; and (iv) expenditures for legacy and other items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) is defined as Adjusted EBIT (on a trailing four quarters basis) divided by stockholders' equity adjusted for: (i) cash and cash equivalents, (ii) debt, (iii) income tax assets and liabilities, (iv) defined benefit pension plan assets and liabilities, and (iv) certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (in millions, except per share amounts)	Three Months Ended March 31,
	2019	2018	% Change
Net sales:
Specialty Construction Chemicals	$131.7	$147.0	(10.4)%
Specialty Building Materials	94.4	103.2	(8.5)%
Total GCP net sales	$226.1	$250.2	(9.6)%
Net sales by region:
North America	$113.5	$123.0	(7.7)%
Europe Middle East Africa (EMEA)	46.4	58.3	(20.4)%
Asia Pacific	50.7	52.0	(2.5)%
Latin America	15.5	16.9	(8.3)%
Total net sales by region	$226.1	$250.2	(9.6)%
Net Sales Constant Currency:
Specialty Construction Chemicals	$137.7	$147.0	(6.3)%
Specialty Building Materials	96.6	103.2	(6.4)%
Total GCP Net Sales Constant Currency (non-GAAP)	$234.3	$250.2	(6.4)%
Impact of Market Exits:
Specialty Construction Chemicals	$—	$13.8	NM
Total Impact of Market Exits	$—	$13.8	NM
Net Sales Constant Currency Excluding Market Exits:
Specialty Construction Chemicals	$137.7	$133.2	3.4%
Specialty Building Materials	96.6	103.2	(6.4)%
Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP)	$234.3	$236.4	(0.9)%

Profitability performance measures:
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$7.9	$5.9	33.9%
Specialty Building Materials segment operating income	15.9	18.1	(12.2)%
Corporate costs (B)	(9.9)	(8.9)	11.2%
Certain pension costs (C)	(1.9)	(1.9)	—%
Adjusted EBIT (non-GAAP)	$12.0	$13.2	(9.1)%
Repositioning expenses	(5.4)	(0.9)	NM
Restructuring expenses and asset impairments	(0.6)	0.5	NM
Other costs (D)	(2.5)	—	(100.0)%
Third-party and other acquisition-related costs	(0.1)	(0.8)	87.5%
Interest expense, net	(5.2)	(12.3)	57.7%
Income tax (expense) benefit	16.4	(13.5)	NM
Income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$14.6	$(13.8)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	6.5%	(5.5)%	NM
Diluted EPS from continuing operations (GAAP)	$0.20	$(0.19)	NM
Adjusted EPS (non-GAAP)	$0.07	$0.01	NM

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (in millions)	Three Months Ended March 31,
	2019	2018	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$44.3	$46.0	(3.7)%
Specialty Building Materials	38.2	41.9	(8.8)%
Adjusted Gross Profit (non-GAAP)	$82.5	$87.9	(6.1)%
Corporate costs and pension costs in cost of goods sold	(0.3)	(0.4)	25.0%
Total GCP Gross Profit (GAAP)	$82.2	$87.5	(6.1)%
Gross Margin:
Specialty Construction Chemicals	33.6%	31.3%	2.3 pts
Specialty Building Materials	40.5%	40.6%	(0.1) pts
Adjusted Gross Margin (non-GAAP)	36.5%	35.1%	1.4 pts
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.2)%	0.1 pts
Total GCP Gross Margin (GAAP)	36.4%	34.9%	1.5 pts
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$7.9	$5.9	33.9%
Specialty Building Materials segment operating income	15.9	18.1	(12.2)%
Corporate and certain pension costs	(11.8)	(10.8)	9.3%
Total GCP Adjusted EBIT (non-GAAP)	$12.0	$13.2	(9.1)%
Depreciation and amortization:
Specialty Construction Chemicals	$5.5	$6.0	(8.3)%
Specialty Building Materials	3.8	3.4	11.8%
Corporate	0.8	0.8	—%
Total GCP depreciation and amortization	$10.1	$10.2	(1.0)%
Adjusted EBITDA:
Specialty Construction Chemicals	$13.4	$11.9	12.6%
Specialty Building Materials	19.7	21.5	(8.4)%
Corporate and certain pension costs	(11.0)	(10.0)	10.0%
Total GCP Adjusted EBITDA (non-GAAP)	$22.1	$23.4	(5.6)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	6.0%	4.0%	2.0 pts
Specialty Building Materials	16.8%	17.5%	(0.7) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	5.3%	5.3%	0.0 pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	10.2%	8.1%	2.1 pts
Specialty Building Materials	20.9%	20.8%	0.1 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	9.8%	9.4%	0.4 pts

Analysis of Operations (in millions)	Four Quarters Ended
	March 31, 2019	March 31, 2018
Calculation of Return on Stockholders' Equity and Adjusted EBIT Return On Invested Capital (trailing four quarters):
Income (loss) from continuing operations attributable to GCP shareholders (trailing four quarters):	$12.3	$(99.7)
Stockholders' Equity (end of period)	508.0	504.5
Assets:
Cash and cash equivalents	(298.6)	(592.9)
Pension plans	(22.9)	(27.9)
Income taxes	(28.5)	(27.1)
Other current assets (E)	(11.4)	(7.9)
Other assets (F)	(3.8)	(10.6)
Assets held for sale*	(0.5)	(10.1)
Subtotal	(365.7)	(676.5)
Liabilities:
Debt*	356.6	542.9
Income taxes	96.5	111.4
Pension plans	49.0	56.2
Other current liabilities (G)	35.1	96.8
Other liabilities (H)	1.7	0.5
Liabilities held for sale*	—	4.6
Subtotal	538.9	812.4
Total invested capital (end of period)	$681.2	$640.4
Return on Stockholders' Equity	2.4%	(19.8)%
Adjusted EBIT (trailing four quarters)	$117.7	$129.6
Adjusted EBIT Return On Invested Capital (non-GAAP)	17.3%	20.2%
___________________________________________________________________________________________________________________

(A)	Our segment operating income includes only our share of income of consolidated joint ventures.

(B)	Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses.

(D)
Other costs represent legal and advisory fees incurred in connection with the nomination by a Company shareholder of Board of Directors candidates to stand for election at the 2019 Annual Meeting of Shareholders, as well as other related matters.

(E)	Other current assets consist of income taxes receivable.

(F)	Other assets consist of capitalized financing fees.

(G)	Other current liabilities consist of income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture.

(H)	Other liabilities consist of other postretirement benefits liabilities and liabilities incurred in association with the Darex divestiture.

*	Consists of current and non-current components.

NM	Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Three Months Ended March 31,
	2019	2018
Cash flow measure:
Net cash used in operating activities from continuing operations	$(5.1)	$(8.5)
Capital expenditures	(13.0)	(14.4)
Free Cash Flow (non-GAAP)	(18.1)	(22.9)
Cash paid for repositioning	6.5	1.6
Cash paid for restructuring	3.2	1.8
Cash paid for third-party and other acquisition-related costs	0.3	0.2
Capital expenditures related to repositioning	0.1	1.3
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs	(2.3)	(1.0)
Accelerated pension plan contributions	—	2.9
Adjusted Free Cash Flow (non-GAAP)	$(10.3)	$(16.1)
GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31,
	2019				2018
(in millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.20				$(0.19)
Repositioning expenses	$5.4	$1.3	$4.1	0.06	$0.9	$0.2	$0.7	0.01
Restructuring expenses and asset impairments	0.6	0.1	0.5	0.01	(0.5)	(0.1)	(0.4)	(0.01)
Third-party and other acquisition-related costs	0.1	—	0.1	—	0.8	0.2	0.6	0.01
Other costs	2.5	0.6	1.9	0.03	—	—	—	—
Discrete tax items, including adjustments to uncertain tax positions	—	16.4	(16.4)	$(0.23)	—	(13.5)	13.5	$0.19
Adjusted EPS (non-GAAP)				$0.07				$0.01